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               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549




                            FORM 8-K



                         CURRENT REPORT



             Pursuant to Section 13 or 15(d) of the
                 Securities Exchange Act of 1934



Date of Report (Date of earliest event reported): January 13, 1998




                      CITFED BANCORP, INC.
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     (Exact name of Registrant as specified in its Charter)



    Delaware                    0-19611                31-1332674
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(State or other        (Commission File Number)     (IRS Employer
 jurisdiction of                                   Identification
 incorporation)                                         Number)


  One Citizens Federal Centre, Dayton, Ohio               45402
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    (Address of principal executive offices)           (Zip Code)


Registrant's telephone number, including area code:  (937) 223-4234

                               N/A
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  (Former name or former address, if changed since last report)


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Item 5.     Other Events
-------     ------------

     On January 13, 1998, CitFed Bancorp, Inc. ("CitFed") entered into an Affiliation Agreement(the "Merger Agreement") with Fifth Third Bancorp ("Fifth Third") pursuant to which CitFed and Fifth Third will merge. As a result of the Merger, which is subject to approval by CitFed Bancorp, Inc. shareholders and certain regulatory approvals, each share of CitFed Bancorp, Inc. common stock will be exchanged for .67 shares of Fifth Third Bancorp common stock.

     Simultaneously with their execution and delivery of the Merger Agreement, Fifth Third and CitFed entered into a stock option agreement pursuant to which CitFed Bancorp, Inc. granted Fifth Third Bancorp the right, upon terms and subject to the conditions set forth therein, to purchase up to 3,230,411 shares of CitFed common stock at a price of $23.75 per share.

     The foregoing information does not purport to be complete and is qualified in its entirety by reference to the Exhibits to this Report.

Item 7.   Financial Statements and Exhibits
-------   ---------------------------------


     (c)     Exhibits.

     The Exhibits listed on the accompanying Exhibit Index are filed as part of this Report and are incorporated herein by reference.


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                           SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.


                                   CITFED BANCORP, INC.



Date:   January 28, 1998          By: /s/Jerry L. Kirby
      -------------------             --------------------------
                                      Jerry L. Kirby
                                      Chairman/CEO


Date:   January 28, 1998          By: /s/John H. Curp
      -------------------              --------------------------
                                       John H. Curp
                                       Senior Vice President and
                                        Legal Counsel


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                        Index to Exhibits





Exhibits
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2          Affiliation Agreement dated as of January 13, 1998.

99.1       Press Release dated January 14, 1998.